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                                                                   EXHIBIT 10.21

                                     FORM OF
                        RESTRICTED STOCK AWARD AGREEMENT

                                January 27, 2004

               The parties to this Restricted Stock Award Agreement (this "Agreement") are Teledyne Technologies Incorporated, a Delaware corporation (the "Company"), and (the "Executive").

                                   WITNESSETH:

               WHEREAS, the Company has adopted the Teledyne Technologies Incorporated Restricted Stock Award Program (the "Program") for the benefit of eligible employees of the Company and its subsidiaries;

               WHEREAS, the terms and conditions of the Program are set forth in administrative rules (the "Rules") adopted by the Personnel and Compensation Committee of the Board of Directors of the Company pursuant to the authority reserved in Section 3.01 of the Teledyne Technologies Incorporated 2002 Stock Incentive Plan (the "Plan");

               WHEREAS, the Executive has been designated as a participant under the Program who is eligible to receive a restricted stock grant in the year 2004; and

               WHEREAS, to provide an incentive to the Executive to focus on long-term Company performance, the Company desires to grant shares of the Company's Common Stock to the Executive subject to certain transfer and forfeiture restrictions set forth in this Agreement, as well as the provisions of the Program, which shall lapse upon the third anniversary of the date of this Agreement (the "Date of Grant") and the attainment of certain Performance Goals (as defined in Paragraph 1.8(b)) for the Performance Cycle (as defined in Paragraph 1.8(a));

               NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.      RESTRICTED SHARES

        1.1    GRANT OF RESTRICTED SHARES.

               (a) As of the Date of Grant, the Company grants to the Executive shares of Common Stock (the "Restricted Shares"), subject to the restrictions set forth in Paragraph 1.2 of this Agreement, the terms and conditions of the Program and the other terms and conditions contained in this Agreement. If and when the restrictions set forth in Paragraph 1.2 expire in accordance with the terms of this Agreement without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of this Agreement.


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               (b) As soon as practicable after the Date of Grant, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of and issued to the Executive. Such certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Paragraph 1.3). On or before the date of execution of this Agreement, the Executive has delivered to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

               (c) Each certificate for the Restricted Shares shall bear the following legend (the "Program Legend"):

               The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Program under the Teledyne Technologies Incorporated 2002 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Teledyne Technologies Incorporated. Copies of such Program and Agreement are on file in the offices of Teledyne Technologies Incorporated, 12333 West Olympic Boulevard, Los Angeles, California 90064.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

               (d) As soon as administratively practicable following the expiration of the Restricted Period without a forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, including, but not limited to, the payment by the Executive of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Executive a certificate or certificates for the applicable Restricted Shares which shall not bear the Program Legend.

        1.2    RESTRICTIONS.

               (a) The Executive shall have all rights and privileges of a stockholder as to the Restricted Shares, including the right to vote and receive any dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply:

                      (i) the Executive shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until the expiration of the Restricted Period without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;


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                      (ii) none of the Restricted Shares may be sold,
               transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period (other than by will or the laws of descent and distribution), except pursuant to rules adopted by the Committee in accordance with the Program;

                      (iii) all shares of Common Stock distributed as a dividend or distribution, if any, with respect to the Restricted Shares prior to the expiration of the Restricted Period shall be delivered to and held by the Company and subject to the same restrictions as the Restricted Shares until the termination of the Restricted Period; and

                      (iv) all of the Restricted Shares shall be forfeited and
               returned to the Company and all rights of the Executive with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 1.4.

               (b) Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be null, void and ineffective.

        1.3 RESTRICTED PERIOD AND LAPSE OF RESTRICTIONS. Subject to the provisions contained in Paragraphs 1.4, 1.6 and 1.7, the restrictions set forth in Paragraph 1.2 shall apply for a period (the "Restricted Period") beginning on the Date of Grant and ending on the third anniversary of the Date of Grant; provided, however, that, subject to the Committee's discretion under Paragraph 1.7, in no event shall the Restricted Period expire prior to the date that the Committee makes its determinations with respect to the Company's attainment of the applicable Performance Goals as described in Paragraph 1.4(a).

        1.4    FORFEITURE.

               (a) If, during the Restricted Period, the Restricted Shares have not been forfeited under Paragraph 1.4(b) as of the end of the Performance Cycle (as defined in Paragraph 1.8(b)), Restricted Shares shall be forfeited, on a proportionate basis as determined by the Committee and as provided below, to extent the Company's aggregate return to shareholders for the Performance Cycle, as measured by the Company's Common Stock price, is less than 100% of the performance of the Russell 2000 Index for the Performance Cycle; provided, however, that all of the Restricted Shares shall be forfeited if the Committee determines that the Company's aggregate return to shareholders for the Performance Cycle, as measured by the Company's Common Stock price, is not at least 35% of the performance of the Russell 2000 Index for the Performance Cycle. If the Committee determines that the Company's aggregate return to shareholders for the Performance Cycle is at least 35% of the performance of the Russell 2000 Index for the Performance Cycle, a portion of the Restricted Shares shall be forfeited that is equal to (i) the aggregate number of Restricted Shares reduced by (ii) the quotient of the aggregate number of Restricted Shares multiplied by the TDY Stock Price-Russell 2000 Percentage (as defined in Paragraph 1.8(c)) (but not more than 100%) (any fractional share resulting from this


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clause (ii) calculation shall be rounded up to the next whole share). Except as provided in Paragraph 1.4(c), any Restricted Shares which are not forfeited under this Paragraph 1.4(a) shall continue to be subject to the restrictions set forth in Paragraph 1.2 for the remainder of the Restricted Period.

               (b) Subject to Section 6.02(e) of the Rules, if during the applicable Restricted Period (i) the Executive's employment with the Company and its subsidiaries terminates for any reason except as otherwise provided in Paragraph 1.4(c), (ii) there occurs a material breach of this Agreement by the Executive or (iii) the Executive fails to meet the tax withholding obligations described in Paragraph 1.5(b), all rights of the Executive to the Restricted Shares shall terminate immediately and be forfeited in their entirety.

               (c) If, during the Restricted Period, the Executive's employment terminates due to his or her death, disability (as determined in the sole discretion of the Committee) or retirement pursuant to the retirement policy of the Company or its applicable subsidiaries prior to the expiration of the Performance Cycle, the Executive (or the Executive's beneficiaries) shall continue to hold the Restricted Shares through the expiration of the Performance Cycle. At that time, the restrictions shall lapse with respect to a portion of the Restricted Shares equal to (i) the number of Restricted Shares that would not be subject to forfeiture under Paragraph 1.4(a) had the Executive remained employed by the Company through the end of the Performance Cycle multiplied by
(ii) a fraction, the numerator of which is the number of full months during which the Executive was employed by the Company from the beginning of the Performance Cycle until the date of the Executive's termination of employment and the denominator of which is the total number of months in the Performance Cycle (any fractional share resulting from this calculation shall be rounded up to the next whole share). Any remaining Restricted Shares shall be forfeited as of the end of the Performance Cycle. If all of the Restricted Shares would have been forfeited under Paragraph 1.4(a), then all of the Restricted Shares shall be forfeited under this Paragraph 1.4(c) as of the end of the Performance Cycle.

               (d) In the event of any forfeiture under this Paragraph 1.4, the certificate or certificates representing the forfeited Restricted Shares shall be cancelled to the extent of any Restricted Shares that were forfeited.

        1.5    WITHHOLDING.

               (a) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Executive with respect to the Restricted Shares.

               (b) If the Executive timely files an election under Section 83(b) of the Internal Revenue Code and in accordance with Treasury Regulation Section 1.83-2 with respect to the Restricted Shares, the Executive shall meet the applicable tax withholding obligation by paying the appropriate amount in cash to the Company. If the Executive fails to meet this tax withholding obligation to the satisfaction of the Company on or before the date the Executive files his or her election under Section 83(b), all rights of the Executive to the Restricted Shares shall forthwith terminate and be forfeited in their entirety.


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               (c) If the Executive does not file an election under Section
83(b) of the Internal Revenue Code with respect to the Restricted Shares, the Executive shall meet the applicable tax withholding obligation by paying the appropriate amount in cash to the Company or, with the approval of the Committee, by either (i) having the Company retain a number of Restricted Shares having a Fair Market Value (as defined below) as of the date of such retention, or (ii) delivering to the Company a number of previously acquired shares of Common Stock (other than shares of Common Stock credited to the Executive's account under a Company sponsored defined contribution plan or shares of Common Stock subject to outstanding, but unexercised stock options) having a Fair Market Value determined as of the business day preceding the date of delivery to the Company, equal to the amount of such withholding obligation. If the Executive fails to meet this tax withholding obligation to the satisfaction of the Company on or before the date of the taxable event that gives rise to the withholding obligation, the withholding obligation shall be met as described in clause (i) above. For purposes of this Paragraph 1.5(c), "Fair Market Value" means the average of the composite high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, over the 20 business days on which a sale was reported that immediately precede the applicable date.

               (d) The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Executive's transactions under the Program with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to transactions by the Executive.

        1.6 CHANGE IN CONTROL. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of the Company during the Restricted Period, all of the Restricted Shares (not otherwise forfeited prior to the Change in Control) shall vest and the applicable restrictions shall lapse immediately.

        1.7 COMMITTEE'S DISCRETION. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion under Section 6.02(e) of the Rules to adjust the Performance Cycle or waive the Restricted Period or any other restrictions or conditions with respect to all or a portion of the Restricted Shares at any time.

        1.8 DEFINED TERMS. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Program or the Plan, as the case may be. Except as expressly elsewhere in this Agreement, for purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

               (a) "Fair Market Value" for the purposes of Paragraph 1.8(e) of this Agreement means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for the New York Stock Exchange Listed Companies on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.


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               (b) "Performance Cycle" shall specifically refer to the period commencing January 1, 2004 through December 31, 2006, including any adjustments to such Cycle made by the Committee.

               (c) "Performance Goals" shall refer to the goal of the Company's aggregate return to shareholders, as measured by its Common Stock price, being equal to or exceeding the performance of the Russell 2000 Index during the Performance Cycle.

               (d) "Russell 2000 Index Performance" means the quotient of (i) the Russell 2000 Index at December 31, 2006 divided by (ii) the Russell 2000 Index at January 1, 2004.

               (e) "TDY Stock Price Performance" shall the quotient of (i) the Fair Market Value of a share of the Company's Common Stock at December 31, 2006 divided by (ii) the Fair Market Value of a share of the Company's Common Stock at January 1, 2004.

               (f) "TDY Stock Price-Russell 2000 Index Percentage" shall mean the quotient of (i) the TDY Stock Price Performance divided by (ii) the Russell 2000 Index Performance.

               2.     REPRESENTATION OF THE EXECUTIVE

        The Executive hereby represents to the Company that the Executive has read and fully understands the provisions of this Agreement and the Program and his or her decision to participate in the Program is completely voluntary.

3.      NOTICES

               All notices or communications under this Agreement shall be in writing, addressed as follows:

               To the Company:

               Teledyne Technologies Incorporated
               12333 West Olympic Boulevard
               Los Angeles, California  90064
               Attention:  Senior Vice President, General Counsel and Secretary


               To the Executive:




Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or


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to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

4.      ASSIGNMENT; BINDING AGREEMENT

               This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

5.      ENTIRE AGREEMENT; AMENDMENT; TERMINATION

               This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The provisions of the Plan and the Rules are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan or the Rules, the provisions of the Plan or the Rules, as the case may be, shall control. The Agreement may be amended at any time by written agreement of the parties hereto; provided, however, that the Committee shall have the authority to amend this Agreement in any respect that it deems appropriate in its sole discretion.

6.      GOVERNING LAW

               This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

7.      SEVERABILITY

               If, for any reason, any provision of this Agreement is held to be prohibited or invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, but such provision shall be deemed amended to accomplish the objectives of such provision as originally written to the fullest extent permitted by law, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

8.      NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS

               This Agreement shall not confer upon the Executive any right with respect to continuance of employment by the Company or its subsidiaries or continuance of participation under the Program, nor shall it interfere in any way with the right of the Company and its subsidiaries to terminate the Executive's employment at any time. Income realized by the Executive pursuant to this Agreement shall not be included in the determination of benefits under any benefit plan of the Company in which the Executive may be enrolled or for which the


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Executive may become eligible unless otherwise specifically determined by resolution of the Board. Participation in the Program during the Performance Cycle or Restricted Period shall not entitle the Executive to participate in the Program during any other Performance Cycle or Restricted Period.

9.      NO STRICT CONSTRUCTION

               No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Program, this Agreement or any rule or procedure established by the Committee.

10.     USE OF THE WORD "EXECUTIVE"

               Wherever the word "Executive" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Shares may be transferred by will or the laws of descent and distribution, the word "Executive" shall be deemed to include such person or persons.


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11.     FURTHER ASSURANCES

               The Executive agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted Shares) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Program.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the day and year first above written.

                                       TELEDYNE TECHNOLOGIES INCORPORATED

                          By:
                                 -----------------------------------------------

                          Title: Chairman, President and Chief Executive Officer
                                 -----------------------------------------------


                          EXECUTIVE

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